UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

June 26, 2012

Item 1.01. Entry into a Material Definitive Agreement.

The text set forth below under Item 2.01 is incorporated into this Item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 26 2012, the Company, along with its subsidiary KIT digital FZ-LLC (“KIT FZ”) (KIT FZ together with the Company, the “Sellers”) entered into an agreement (the “Securities Purchase Agreement”) with Content Solutions International NV, a corporation incorporated and registered under the laws of the Kingdom of the Netherlands (the “Purchaser”). The Securities Purchase Agreement was approved by the Company’s board of directors. Petr Stránský, the former Managing Director of the Company’s Content Solutions business, is a director of the Purchaser as well as the Purchaser’s controlling shareholder and Chief Executive Officer.

Under the Securities Purchase Agreement, the Sellers agreed to sell to the Purchaser all issued and outstanding capital stock (the “Shares”) owned by the Sellers of certain directly and indirectly owned subsidiaries (the “Subsidiaries”) of the Company. The Subsidiaries together constituted and operated the Content Solutions business of the Company. The total purchase price for the Shares consists of (i) initial payments in an aggregate amount of $1,000,000, which have been received by the Company and (ii) earn-out payments in an aggregate amount of up to $17,800,000 (subject to certain adjustments). The earn-out payments are subject to adjustments based on the aggregate consolidated gross revenues of Purchaser and the Subsidiaries, in accordance with the provisions of the Securities Purchase Agreement, and acceleration if the Purchaser undergoes certain fundamental transactions.

The Securities Purchase Agreement contains customary representations and warranties and the liability of either party for the breach of its respective warranties is limited to $70,000. The Securities Purchase Agreement also restricts the Sellers and their respective holding companies and subsidiaries from competing with the business of the Subsidiaries, as presently conducted, or interfering with the business of the Subsidiaries, for a period of two years starting from the date of the Securities Purchase Agreement. The Sellers have also agreed, under the Securities Purchase Agreement, to transfer certain equipment predominantly used by the Subsidiaries to the Purchaser.

The foregoing description of the Securities Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference in its entirety.

Item 2.05.       Costs Associated with Exit or Disposal Activities.

As described in Item 2.01, the Company’s board of directors approved the Securities Purchase Agreement. The Company expects to book a loss on the sale of the Content Solutions business, however, the amount of the loss is dependent upon final accounting conclusions and calculations by the Company that are not yet complete. As such, the Company is not able at this time, in good faith, to make a determination of the estimated amount or range of such loss, associated with the consummation of the transactions contemplated in the Securities Purchase Agreement that the Company is required to report under this Item.  The Company will file an amendment to this report upon the determination of such amount.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.    The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Securities Purchase Agreement (Agreement On The Sale And Purchase Of Shares In The Companies), dated as of June 26, 2012, by and among KIT digital FZ-LLC, KIT digital, Inc., and Content Solutions NV.*

* The Company has omitted certain schedules pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: July 2, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement (Agreement On The Sale And Purchase Of Shares In The Companies), dated as of June 26, 2012, by and among KIT digital FZ-LLC, KIT digital, Inc., and Content Solutions NV.*

* The Company has omitted certain schedules pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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